EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-117211, 333-118169, 333-135497, 333-158793, and 333-173688 on Form S-8 of our reports dated March 2, 2015, relating to the consolidated financial statements of Life Time Fitness, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2014.
/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
March 2, 2015